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                                                                      10-K 1999
                                                                      Exhibit 21

                           Significant Subsidiaries

Listed below are the significant first tier subsidiaries of the Registrant, along with the total number of active subsidiaries directly or indirectly owned by each as of February 24, 2000. Certain second, third and fourth tier subsidiaries, though included in the numbers, are also shown by name. Ownership is 100% unless otherwise indicated. The business activities of the subsidiaries have been keyed as follows: (a) Oilfield Services, (b) Resource Management Services, (c) Test & Transactions (d) Other.

                                                                                U.S.           Non-U.S.
                                                                                ----           --------
Geco A.S., Norway (a)                                                                              2(a)

Schlumberger B.V., Netherlands (d)                                                                19(a)/1/
                                                                                                  50(b)/2/
                                                                                                  15(c)/3/
                                                                                                  13(d)
     Schlumberger Canada Limited, Ontario (d)
     Schlumberger GmbH, Germany  (d)
          Schlumberger Zaehler & Systemtechnik GmbH, Germany (b)
     Schlumberger Industries, France (b)
     Services Petroliers Schlumberger, France (a)
     Omnes B.V., Netherlands (c)

Schlumberger Offshore Services N.V., Netherlands Antilles (a)                                     13(a)
     Schlumberger Antilles N.V., Netherlands Antilles (a)

Schlumberger Overseas, S.A., Panama (a)                                                          131(a)/4/
                                                                                                  13(b)/5/
                                                                                                  17(c)/6/
                                                                                                  24(d)/7/
     MC&C Holdings Limited, BVI (c)
          Schlumberger PLC, UK (d)
     Schlumberger Oilfield Holdings Limited, BVI (a)
          Anadrill Holdings Limited, BVI (a)
          Dowell Schlumberger Corporation, BVI (a)
          Schlumberger Holdings Limited, BVI (a)
               Schlumberger Surenco, S.A., Panama (a)
          Schlumberger Seismic Holdings Limited, BVI (a)

Schlumberger Technology Corporation, Texas (a)                                  14(a)             36(a)/8/
                                                                                 2(b)
                                                                                 8(c)              1(c)
                                                                                 3(d)
     Camco International, Inc., Delaware (a)
     Schlumberger Omnes, Inc., (Delaware) (c)
     Schlumberger Resource Management Services, Inc., Delaware (b)
     Schlumberger Technologies, Inc., Delaware (c)




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     /1/ Includes three less-than-100%-owned subsidiaries and one 50%-owned subsidiary, which are not named.

     /2/ Includes seven less-than-100%-owned subsidiaries and two 50%-owned subsidiaries, which are not named.

     /3/ Includes one less-than-100%-owned subsidiary and one 50%-owned subsidiary, which are not named.

     /4/ Includes thirteen less-than-100%-owned subsidiaries and one 50%-owned subsidiary, which are not named.

     /5/ Includes four less-than-100%-owned subsidiaries, which are not named.

     /6/ Includes three less-than-100%-owned subsidiaries, which are not named.

     /7/ Includes one less-than-100%-owned subsidiary, which is not named.

     /8/ Includes two less-than-100%-owned subsidiaries and three 50%-owned subsidiaries, which are not named.

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